Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

●

Registration Statement (Form S-8 No. 333-231618) of Applied Therapeutics, Inc., pertaining to the 2016 Equity Incentive Plan, as Amended, the 2019 Equity Incentive Plan, and the 2019 Employee Stock Purchase Plan;

●	Registration Statement (Form S-8 No. 333-255018) of Applied Therapeutics, Inc., pertaining to the 2019 Equity Incentive Plan;
●	Registration Statement (Form S-8 No. 333-270767) of Applied Therapeutics, Inc., pertaining to the 2019 Equity Incentive Plan
●	Registration Statement (Form S-3 No. 333-271887) of Applied Therapeutics, Inc.
●	Registration Statement (Form S-3 No. 333-238948) of Applied Therapeutics, Inc.; and
●	Registration Statement (Form S-3 No. 333-278182) of Applied Therapeutics, Inc.

of our report dated April 14, 2025, with respect to the financial statements of Applied Therapeutics, Inc. included in this Annual Report (Form 10-K) of Applied Therapeutics for the year ended December 31, 2024.

/s/ Ernst & Young LLP New York, New York April 14, 2025